UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2013
Date of Report (Date of earliest event reported)

Janus Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30156
(Commission File Number)

98-0170257
(I.R.S. Employer Identification No.)

430 Park Ave.
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 755-5815
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Approval of 2013 Stock Incentive Plan

On June 20, 2013, the Board of Directors of Janus Resources, Inc. (the “Company”) adopted, subject to receiving shareholder approval, the 2013 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the issuance of stock options of up to 20,000,000 shares (subject to adjustment) of the Company’s common stock to officers, directors, key employees and consultants of the Company and its subsidiaries. Options granted to employees under the Incentive Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options; options granted to others under the Incentive Plan are limited to non-qualified stock options.

The Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors. Subject to the provisions of the Incentive Plan, the Board of Directors has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered by each option, vesting rights and the terms and conditions of each option that is granted to them; however, no person may be granted in any of the Company’s fiscal year, options to purchase more than 2,000,000 shares under the Incentive Plan, and the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Options granted pursuant to the Incentive Plan are exercisable no later than ten years after the date of grant.

The exercise price per share of common stock for options granted under the Incentive Plan will be the fair market value of the Company’s common stock on the date of grant, using the closing price of the Company’s common stock on the last trading day prior to the date of grant; except for incentive stock options granted to a holder of ten percent or more of the Company’s common stock, for whom the exercise price per share will not be less than 110% of the fair market value. No option can be granted under the Incentive Plan after June 20, 2023.

The description of the Incentive Plan contained herein is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein. A copy of the form of the Company’s Nonstatutory Stock Option Agreement is attached as Exhibit 10.2 hereto.

Employment Agreement with Rhonda B. Rosen

On June 20, 2013, the Company appointed Ms. Rhonda B. Rosen as its President and, Chief Executive Officer and a member of its Board of Directors and entered into an employment agreement for a two year term (the “Employment Agreement”), subject to the earlier termination provisions contained therein. Pursuant to the terms of the Employment Agreement, Ms. Rosen is paid an annual salary of $120,000 in 24 equal installments, less all payroll and other required tax withholdings, which is prorated for any partial months during the term of the Employment Agreement. In addition to Ms. Rosen’s salary, she is eligible to receive a cash bonus to be determined by the Company’s Board of Directors, in its sole discretion and is reimbursed for reasonable travel and other out-of-pocket expenses necessarily incurred in her performance of her duties upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

In the event Ms. Rosen’s employment with the Company is terminated other than “For Cause,” as defined in the Employment Agreement, Ms. Rosen is eligible to receive a severance payment equal to one-half (1/2) of her monthly salary in effect on the date of the Company’s termination for every one (1) month period that she has been employed by the Company after she has been employed for six (6) months pursuant to the Employment Agreement up to a maximum aggregate payment equal to three (3) monthly payments.

Pursuant to the terms of the Employment Agreement, the Company will provide Ms. Rosen with a monthly stipend of no more than $1,500 to cover medical insurance premiums until such time as the Company can make available an alternative medical insurance plan. Additionally, subject to her entry into a nonstatutory stock option agreement with the Company, Ms. Rosen was issued incentive stock options to purchase up to 350,000 shares (the “Option Shares”) of the Company’s common stock at an exercise price of $0.72 per share, the closing price of the Company’s common stock as quoted on the OTC Markets Group Inc. QB tier on June 19, 2013, pursuant to the Incentive Plan.

For a period of one year following Ms. Rosen’s employment with the Company, she will not directly or indirectly solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the period during which she was employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of her employment.

The foregoing is only a summary of the material provisions of the Employment Agreement, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the Employment Agreement itself, which is attached as Exhibit 10.3 hereto and is incorporated herein.

Stock Option Agreement with Rhonda B. Rosen

On June 20, 2013, the Company entered into a nonstatutory stock option agreement (the “Stock Option Agreement”) with Ms. Rosen, setting forth the terms and conditions of the vesting and exercise of the Options Shares. Pursuant to the terms of the Stock Option Agreement, the Options Shares may be exercised on a “cashless basis” using the formula contained therein and vest as follows:

150,000 Options Shares vest in three equal installments of 50,000 in arrears for each calendar year of service that Ms. Rosen is employed by the Company; none of the Options Shares vest for portions of any calendar year Ms. Rosen is employed by the Company. Additionally, up to a maximum of 200,000 Options Shares vest upon Ms. Rosen attaining certain milestones, the award of which are subject to the sole discretion of the Company’s Board of Directors.

Upon the fourth anniversary of Ms. Rosen serving as an executive of the Company, all unvested Options Shares will vest in equal amounts upon the fourth and fifth anniversaries of her employment with the Company. The Stock Option Agreement further provides that all unvested Options Shares vest and become immediately exercisable upon the occurrence of a Change in Control, as defined in the Stock Option Agreement.

The foregoing is only a summary of the material provisions of the Stock Option Agreement, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to a redacted version of the Stock Option Agreement itself, which is attached as Exhibit 10.4 hereto and is incorporated herein. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the Stock Option Agreement.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 20, 2013, Mr. Joseph Sierchio resigned as the Company’s Acting Interim President and Chief Executive; his resignation was not due to any disagreements between him and the Company. Mr. Sierchio remains a member of the Company’s Board of Directors and its Secretary.

Effective as of June 20, 2013, the Company appointed Ms. Rhonda B. Rosen as its President, and Chief Executive Officer and a member of the Company’s Board of Directors. As part of her appointment, the Company entered into the Employment Agreement and Stock Option Agreement with Ms. Rosen, which are further described in Item 1.01 – Employment Agreement with Rhonda B. Rosen and Item 1.01 - Stock Option Agreement with Rhonda B. Rosen and are incorporated in their entirety herein.

Rhonda B. Rosen. From May 2012 through March 2013, Ms. Rosen served as the Chief Financial Officer of Armada Oil, Inc. and its wholly owned subsidiaries. From August 2010 through February 2012, Ms. Rosen was the Treasurer, Chief Financial Officer and Chief Administrative Officer of Tonix Pharmaceuticals Holding Corp. and its wholly owned subsidiaries. Ms. Rosen has also been a partner at Tatum, an executive services firm, since March 2010, where she provides executive level financial consulting services. Between July 2007 and February 2010, Ms. Rosen served as the Treasurer and Chief Financial Officer of Validus Pharmaceuticals LLC and its predecessor companies, including Konanda Pharma Partners, LLC, Konanda Pharma Fund I, L.P, Validus Pharmaceuticals, Inc. and Fontus Pharmaceuticals, Inc. Between November 2006 and July 2007, Ms. Rosen was the Senior Vice President of Wood Creek Capital Management, the founding sponsor of Validus Pharmaceuticals LLC. Previously, Ms. Rosen was the Director of Sales at Liability Solutions Inc. (2004 to 2005); Managing Director of Insurance and Alternative Asset Management Investment Banking at Putnam Lovell NBF (1999 to 2003); and Managing Director of Insurance Investment Banking at CIBC World Markets (formerly Oppenheimer & Co.) (1992-1999). Ms. Rosen earned her MBA in Finance & Accounting and her BS in Economics from The Wharton School of Business, where she graduated summa cum laude, and her MS in Taxation from the from the Fox School of Business. Ms. Rosen started her career with PricewaterhouseCoopers LLP and is a Certified Public Accountant in the State of Pennsylvania.

There are no family relationships between Ms. Rosen and any other officer or director of the Company.

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●
have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Janus Resources, Inc. 2013 Long-Term Incentive Plan.

10.2	Form of Nonstatutory Stock Option Agreement.

10.3	Employment Agreement between Janus Resources, Inc. and Rhonda B. Rosen dated as of June 20, 2013.

10.4	Nonstatutory Stock Option Agreement between Janus Resources, Inc. and Rhonda B. Rosen dated as of June 20, 2013.*
____________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 26, 2013.

Janus Resources, Inc.

By:	/s/ Rhonda B. Rosen
Name:	Rhonda B. Rosen
Title:	President and Chief Executive Officer